A G R E E M E N T
                        BT OFFICE PRODUCTS INTERNATIONAL
                                       and
                   GENERAL TEAMSTERS, CHAUFFEURS, AND HELPERS
                               LOCAL UNION NO. 249
                                   1998 - 2001



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                                       -i-
                                TABLE OF CONTENTS

                                                                           Page


UNION RECOGNITION............................................................1
TRANSFER OF COMPANY TITLE OR INTEREST........................................2
UNION SECURITY AND CHECKOFF..................................................3
JOB CLASSIFICATION AND WAGE RATES............................................4
ADDITIONAL HOUR AND WAGE REGULATIONS.........................................5
HOLIDAY COMPENSATION.........................................................9
VACATIONS....................................................................12
SENIORITY....................................................................13
MANAGEMENT RIGHTS............................................................15
SUSPENSION AND DISCHARGE.....................................................16
GRIEVANCE PROCEDURE..........................................................16
SHOP STEWARDS................................................................19
PROTECTION OF RIGHTS.........................................................19
LEAVE OF ABSENCE.............................................................19
ALLOWANCE FOR TIME OFF FOR DEATH IN THE FAMILY...............................20
ALLOWANCE FOR JURY SERVICE...................................................21
RESPONSIBILITIES OF THE PARTIES..............................................21
GENERAL PROVISIONS...........................................................22
INSURANCE....................................................................24
PROFIT SHARING AND PAYROLL SAVINGS PLANS.....................................25
CASUAL/NON-REGULAR EMPLOYEES.................................................25
TERMINATION..................................................................27

                                    AGREEMENT

                  Made and entered into between BT OFFICE PRODUCTS INTERNATIONAL of Pittsburgh, Pennsylvania, hereinafter referred to as the Employer, and the GENERAL TEAMSTERS, CHAUFFEURS AND HELPERS, LOCAL UNION NO. 249, affiliated with the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, CHAUFFEURS, WAREHOUSEMEN AND HELPERS OF AMERICA, hereinafter referred to as the Union.

                  This Agreement is in place of all other agreements, oral or written, between the Union and the Company or its predecessor; the Union agrees to save the Company harmless from any claim made or purported to be made under any Agreement between the Union and the Company or its predecessor, prior to the date of this Agreement.



                                   WITNESSETH:

                  WHEREAS, the parties hereto are desirous of entering upon an Agreement as to wage rates, hours and other conditions of employment, and to do away with the possibility of strikes, boycotts, lockouts and the like.

                  NOW, THEREFORE, the Employer and the Union acting by and through their duly authorized agents hereby agree as follows:



                                    ARTICLE I

                                UNION RECOGNITION
                  (a) The Employer recognizes and acknowledges that the Local Union is the sole and exclusive representative of all employees in the classifications of work covered by this Agreement for the purpose of collective bargaining as provided by the National Labor Relations Act.




                                   ARTICLE II

                      TRANSFER OF COMPANY TITLE OR INTEREST

                  (a) This Agreement shall be binding upon the parties hereto, their successors, administrators, executors and assigns. In the event an entire operation or any part thereof is sold, leased, transferred or taken over by sale, transfer, lease, assignment, receivership or bankruptcy proceedings, such operation shall continue to be the subject to the terms and conditions of this Agreement for the life thereof. It is understood by this Section that the parties hereto shall not use any leasing device to a third party to evade this Contract.

                  (b) The Employer shall give notice of the existence of this Agreement to any purchaser, transferee, lessee, assignee, and etc., of the operations covered by this Agreement or any part thereof. Such notice shall be in writing with a copy to the Union at the time the seller, transferor or lessor executes a contract of transaction as herein described.

                  (c) In the event the Employer fails to give the notice herein required, the Employer shall be liable to the Union and to the employees covered for all damages sustained as a result of such failure to require assumption of the terms of this Contract.



                                   ARTICLE III

                           UNION SECURITY AND CHECKOFF

                  (a) Union Security. All present employees who are members of the Local Union on the effective date of this subsection or on the date of execution of this Agreement, whichever is the later, shall remain members of the Local Union in good standing as a condition of employment. All present employees who are not members of the Local Union and all regular employees who are hired hereafter shall become and remain members in good standing to the Local Union as a condition of employment on and after the ninetieth (90th) work day following their hire or the effective date of this Agreement, whichever is the later. This provision shall be made and become effective as of such time as it may be made and become effective under the provisions of the National Labor Relations Act, but not retroactively.

                  (b) The failure of any person to become a member of the Union at the required time shall obligate the Employer, upon written notice from the Union to such effect and to the further effect that Union membership was available to such person on the same terms and conditions generally available to other members, to forthwith discharge such person. Further, the failure of any person to maintain his Union membership in good standing as required herein shall, upon written notice to the Employer by the Union to such effect, obligate the Employer to discharge such person.

                  (c) In the event of any change in the law during the term of this Agreement, the Employer agrees that the Union will be entitled to receive the maximum Union Security which may be lawfully permissible.

                  (d) No provision of this Article shall apply in any state to the extent that it may be prohibited by state law. If under applicable state law, additional requirements must be met before any such provision may become effective, such additional requirements shall first be met.

                  (e) If any provision of this Article is invalid under the law of any state wherein this Agreement is executed, such provision shall be modified to comply with the requirements of state law or shall be renegotiated for the purpose of adequate replacement. If such negotiation shall not result in a mutually satisfactory Agreement, the Union shall be permitted all legal recourse.

                  (f) When the Employer needs additional workers, he shall give the Local Union equal opportunity with all other sources to provide suitable applicants, but the Employer shall not be required to hire those referred by the Local Union.

                  (g) Checkoff. The Employer agrees to deduct from the pay of all regular employees covered by this Agreement, the dues, initiation fees and/or uniform assessments of the Local Union and agrees to remit to said Local Union all such deductions prior to the end of the month for which the deduction is made. Written authorization by the employees shall be furnished.



                                   ARTICLE IV

                        JOB CLASSIFICATION AND WAGE RATES

                  (a) The following are the job classifications of employees in the bargaining unit covered by this Agreement and the basic hourly rate of compensation to be paid to the employees in their respective classifications. It is understood, however, that no compensation in this Agreement shall be construed as other than a minimum and no maximum wage shall be set up for any classification or employee.


Effective                 March 1,     January 15,    January 15,    January 15,
                           1998           1999           2000           2001

Upon Hire                  8.25           8.35           8.45           8.55

After Probation            8.75           8.85           8.95           9.05

After 12 Months            9.80          10.00          10.10          10.20
Continuous Service

                   (b) Employees hired on or before March 1, 1992 will continue to receive their current rate through the life of this Agreement. In addition, each employee hired on or before May 1, 1992 and covered by this Agreement who remains in the active employ of the Company as of the execution of this Agreement will receive a bonus of $250.00 on the first pay period after March 1, 1998. Thereafter, each employee hired on or before May 1, 1992 and covered by this Agreement who remains in the active employ of the Company as of January 15 of each succeeding year during the term of this contract will receive a bonus of $250 on the first pay period after January 15, 1999, 2000, and 2001.



                                    ARTICLE V

                      ADDITIONAL HOUR AND WAGE REGULATIONS

                  (a) The regular guaranteed work week for all regular employees hired before March 2, 1992 covered by this Agreement shall consist of five (5), eight (8) hour days of forty (40) hours work, Monday through Friday. The regular work week for all regular employees hired on or after March 2, 1992 shall consist of eight (8) hour days, Monday through Friday.

                  (b) The Union and the Company understand that competitive wages and benefits, as well as job security, are dependent upon BT OPI's ability to satisfy its customers. To help BT OPI, every employee agrees to work productively and to provide a fair day's work for a fair day's pay.

                  (c) All time worked by regular employees outside the regular posted work schedule shall be considered as overtime and shall be paid for at time and one-half (1 1/2) the regular hourly rate. This shall include, but not be limited to, work during scheduled lunch period or for hours worked prior to the regular scheduled daily starting time.

                  (d) All hours worked on shifts commencing at or after 11:00 p.m. and before 6:00 a.m.shall receive a shift differential of thirty-five cents ($.35) per hour. All hours worked on shifts commencing at or after 1:00 p.m. but before 11:00 p.m. shall receive a shift differential of twenty-five cents ($.25) per hour.

                  (e) The Employer agrees to provide no less than one (1) week notice of any shift change.

                  (f) All regular work performed on Sundays shall be paid at the rate of double time or twice the regular rate of pay, unless the work performed is part of the employee's regular Monday morning shift and no more than two hours of that shift is worked on the previous Sunday night.

                  (g) A split shift shall not be permitted at any time. All hours worked on any workday must be consecutive.

                  (h) All regular employees covered by this Agreement shall receive one-half (1/2) hour for lunch each day without pay.

                  (i) For all time worked, in excess of eight (8) hours in any regular workday, time and one-half (1 1/2) shall be paid and/or for all time worked in excess of forty (40) hours in any week, the rate of pay shall be time and one-half (1 1/2) the regular rate.

                  (j) No employee shall be laid off before his regular scheduled daily quitting time or during any regular weekly work schedule for the purpose of offsetting any overtime the employee has worked during the same workweek or any pay period.

                  (k) 1. Any regular employee who is scheduled or notified to report and does report for work shall be provided with and assigned to at least eight (8) hours of work on the job for which he was scheduled or notified to report, or, the event such work is not available, shall be assigned or reassigned to another job at the same rate or pay. In the event that when he reports for work no work is available, he shall be released from duty and credited with a reporting allowance of eight (8) times his regular basic hourly rate of pay. An employee who starts to work and is released from duty before he works at least eight (8) hours shall be paid for hours worked and credited with a reporting allowance equal to his regular basic hourly rate of pay multiplied by the unutilized portion of the eight (8) hour minimum.

                  2. The provisions of this Section shall not apply in the event that:

                     (a) Strikes, work stoppages in connection with labor disputes, failure of utilities beyond the control of Management, or acts of God interfere with work being provided; or

                     (b) An employee is not put to work, or is laid off after having been put to work, either at his own request or due to his own fault;

                     (c)  An  employee   refuses  to  accept  an  assignment  or
                          reassignment within the first eight (8) hours as provided in Paragraph 1 above; or

                     (d) In the event the Employer desires to alter starting or closing times, the employees must be notified of such change at least one (1) week preceding the workweek such schedule changes are to become effective.

                  (l) An employee shall not be paid both daily and weekly overtime compensation for same hours so worked and in no case shall overtime compensation be duplicated or pyramided.

                  (m)  Employees   covered  by  this  Agreement  shall  be  paid
bi-weekly.
                  (n) During the term of this Agreement, each full-time nonprobationary employee will be eligible for monthly bonuses based on warehouse thruput and warehouse quality. The bonuses will be paid according to the following table:
                  THRUPUT BONUS                      QUALITY BONUS

Aug. Mo'ly Thruput     Mo'ly Payment          Mo'ly Error Rate     Mo'ly Payment
      23.7                 $25.00                   .32%               $25.00
      24.2                 $29.16                   .27%                29.16
      24.7                 $33.33                   .24%                33.33
      25.2                 $37.50                   .21%                37.50
      25.7                 $41.66                   .16%                41.66
      26.2                 $45.83                   .13%                45.83
      26.7                 $50.00                   .10%                50.00

                  Warehouse thruput will be measured by total splitcase lines plus total bulk lines divided by total paid hours including direct and indirect activity and any other factors used in making thruput calculations for reports generated for corporate headquarters. The warehouse error rate will be calculated based on management designated quality checks, with a minimum of 10,000 lines checked per month. Total warehouse thruput and error rate will be posted weekly. Employees must work at least 120 hours during a month to be eligible for the bonus. Paid vacation time, paid sick days and paid holidays will count as hours worked for the purposes of meeting this requirement.

                  (o)      Year-end Catch-up Bonus
                  During the life of this Agreement, at the end of each calendar year, total annual thruput average for that year will be calculated. The monthly payment corresponding to that number from the table in Section (n) will then be multiplied by twelve. If that total exceeds the amounts already paid out during the year under the productivity bonus, eligible employees will receive the difference by the end of January in the following year. Similarly, the average annual error rate will be calculated. If the corresponding monthly payment multiplied by twelve exceeds the amount already paid in the monthly bonuses, the difference will be paid by the end of January in the following year.

                 (p) The Union shall have the right to audit company productivity and quality records to ensure the accuracy of the figures used. Audit requests shall be made in good faith and shall extend only to those records necessary to verify proper payment.


                                   ARTICLE VI

                              HOLIDAY COMPENSATION

                  (a) The following and any other additional days the employer deems desirable to observe as holidays shall be recognized as regular holidays:

            New Year's Day                         Labor Day
            Good Friday                            Thanksgiving Day
            Decoration Day                         Day after Thanksgiving
            Independence Day                       Christmas Day
                                                   Day after Christmas

                           In addition to the above nine  holidays,  there shall
                  be two personal days granted for each full year worked. In the year an employee is hired, the employee will receive two personal days if hired on or before April 1 and one personal day if hired on or before October 1. An employee hired after October 1 will not receive a personal day in the year hired.

                  (b) Employees shall receive eight (8) hours of straight time pay for each of the above-enumerated holidays.

                  (c) Should any of the above holidays fall on a Saturday or Sunday, the preceding Friday or the following Monday shall be considered and observed as a holiday.

                  (d) If a holiday occurs within a normal scheduled workweek, such holiday, whether worked or not, shall be considered as hours worked for the purpose of computing weekly overtime.

                  (e) When one (1) of the holidays falls during the regular vacation of an employee entitled to holiday pay, such employee shall receive an additional day off with pay. Such additional vacation days ("loose days") must be scheduled one (1) week in advance for all months, except December. To be used in December, loose days must be scheduled four (4) weeks in advance.

                  (f) Double time shall be paid for all hours worked on the holidays named in paragraph (a) hereof. It is understood that no employee shall receive more than a total of double time for the hours worked on such holidays.

                  (g) As used in this Article, an eligible employee is one who:


                      (1) Has worked at least  fifteen (15) turns since his last hire; and

                      (2) Performs  work  in the pay  period  during  which  the holiday is observed; and

                      (3) Works  as  scheduled  or  assigned  both  on his  last scheduled  workday  prior to and his  first  scheduled
                          workday following the day on which such holiday is observed, unless his failure to work is because of his sickness or death in his immediate family, and unless specific written permission is given by the Employer. A doctor's certificate may be required by the Employer.

                  (h) Regular employees hired shall be entitled to one (1) sick day for each three (3) month period between their first anniversary date and the next January 15, at which time said employee shall be entitled to four (6) sick days per year thereafter. Sick days will not be used prior to or after a compensated holiday. The employer may require proof of sickness. Sick days over and above twenty (20) that are not used during the preceding year, shall be redeemed by the employer at the employee's prevailing hourly rate at the end of each contract year. Upon retirement or other termination without cause, BT OPI will buy back all unused and accumulated sick days at the employee's current rate of pay. At the end of each contract year, unused sick days from that year shall be paid at 100% of the employee's hourly rate. Sick days taken during the months of October through February shall be paid at 90% of the employee's hourly rate. Sick days taken from March through September shall be paid at 100% of the employee's hourly rate. The fifth and sixth sick days in any year shall be worth four hours' pay instead of eight, whether used as a sick day, reimbursed at the end of a year, or bought back upon retirement. For employees hired before March 2, 1992, the fifth sick day each year shall be worth eight hours' pay.



                                   ARTICLE VII

                                    VACATIONS

                  (a) Each eligible employee who on January 15 of any year has completed as least six (6) months continuous service with the Employer shall be entitled to a vacation with pay during that year of one (1) week.

                  (b) Each eligible employee who on January 15 of any year has completed at least one (1) year's continuous service with the Employer shall be entitled to a vacation with pay during that year according to the following schedules:


               Length of Continuous Service                  Vacation

               Less than one year                            3.6 hours per month
               One (1) Year - Three (3) Years                One (1) Week
               Four (4) Years - Ten (10) Years               Two (2) Weeks
               Eleven Years or More                          Three (3) Weeks

                  (c) As used in this  Article,  a week of vacation  means forty
(40) hours, made up of five (5) normal working days of eight (8) hours each during a seven (7) day period.

                  (d) An eligible employee for purposes of this Article is one who:


                      (1) has  actually  worked at least 1,200 hours  during the twelve (12) calendar months preceding the January 15 of the vacation year; (2) has not quit or been discharged prior to January 15 of the vacation year.


Employees who quit or are discharged prior to January 15 of the vacation year will receive payment for pro-rated vacation.

The remainder of Article VII is unchanged except that a new subsection (h) will be added:

                  (e) Vacation pay shall be based upon the employee's applicable straight time hourly rate of pay.

                  (f) Vacations shall as far as possible be granted at times most desired by employees between June 1 and September 1, but the final right to allotment of a vacation period is exclusively reserved to the Employer in order to ensure orderly operations. Exceptions can be made upon mutual agreement.

                  (g) One week of vacation may be scheduled in single days. However, those single days must be scheduled before March 1. Additional days and single days may be used by employees, at the company's discretion, to cover absences where an unforeseen emergency deprives employee of opportunity to call off in advance and where all sick days have been used.


                 (h) Employees hired on or before January 9, 1986 shall continue to receive vacation entitlement according to the schedule in the previous labor agreement.


                                  ARTICLE VIII

                                    SENIORITY

                  (a) Seniority is defined as an employee's length of continuous service with this Employer.

                  (b) In all cases of promotion or increase or decrease of forces, the following factors shall be considered:

                      (1) Ability to perform the work;

                      (2) Seniority.

                  Where both factor (1) and (2) are relatively equal among the employees involved, seniority shall be the determining factor.

                  (c) A layoff of less than five (5) consecutive working days shall not be considered a decrease in force under this Article, nor shall the working of overtime be considered an increase in forces.

                  (d) Continuous service shall be broken, and an employee shall lose all seniority by:


                  (1) Voluntarily quitting the service of the Employer;

                  (2) Discharge or termination of service with the Employer;

                  (3) Failure to report for work or notify the  Employer  within ten (10) working days after notice is given to return to work by Registered mail;

                  (4) If an  employee  misrepresents  his  reason for a leave of absence; and

                  (5) Layoff in excess of twelve (12) consecutive months.

                  (e) Absence due to a compensable disability incurred during the course of employment shall not break continuous service, provided such individual is returned to work within thirty (30) days after final payment of statutory compensation for such disability or after the end of the period used in calculating a lump sum payment.

                  (f) If an employee shall be absent due to a physical disability, he shall continue to accumulate service during such absence for a continuous period equal to his seniority at the time of such disability but not to exceed three (3) years.

                  (g) New employees and those hired after break in continuity of service will be regarded as probationary employees for the first ninety (90) work days and will receive no continuous service credit during such period. Probationary employees may file and process grievances under this Agreement but may be laid off or discharged as exclusively determined by Management. Probationary employees continued in the service of the Employer subsequent to the first ninety (90) work days shall receive full continuous service credit from date of original hiring.

                  (h) To protect his seniority, each employee will keep the Employer informed of his current home address and telephone number. At the time of layoff, such employees will be given an opportunity to write his correct home address and telephone number over his signature on an Employer form furnished for that purpose and he will receive a copy of such form.

                  (i) The Management reserves the right to continue operations as in the past, including the use of Parcel Post and the contracting out of work to such companies as United Parcel Service, etc. Extra deliveries may be obtained from the Local Union 249 Extra List and/or other outside sources, etc.



                                   ARTICLE IX

                                MANAGEMENT RIGHTS

                  (a) Except as explicitly limited by a specific provision of this Agreement, the Employer shall continue to have the exclusive right to take any action it deems appropriate in the management of its operations and direction, control, and discipline of the work force in accordance with its judgment, including, but not limited to the right to hire, suspend or discharge for cause, transfer, and to relieve employees from duty because of lack of work or for other legitimate reasons. All management functions and prerogatives which the Employer has not expressly modified or restricted by a specific provision of this Agreement are retained and vested exclusively in the Employer and are not subject to arbitration under this Agreement.

                  (b) The Employer shall have the right in its sole judgment to permanently close or discontinue any department of its operations or the entire office supply division and to transfer same to any other geographic location so long as such action is not taken for the sole and exclusive purpose of discriminating against the Union or employee-members of this Union.



                                    ARTICLE X

                            SUSPENSION AND DISCHARGE

                  (a) The Employer retains the right to discharge any regular employees for just cause. The Employer agrees that it will notify the Union in writing within twenty-four (24) hours.

                  (b) In case of a suspension, the Employer agrees to have a meeting within seventy-two (72) hours with the Business Agent of the Union.



                                   ARTICLE XI

                               GRIEVANCE PROCEDURE

                  (a)  A  grievance  is  hereby   jointly   defined  to  be  any
controversy, complaint, misunderstanding or dispute.

                  (b) Any grievance arising between the Employer and the Union or any employee represented by the Union shall be settled in the following manner:

                  Step One. The aggrieved employee or employees must present the grievance to the Shop Steward within five (5) working days after the reason for the grievance has occurred, except, no time limit shall apply in case of violation of wage provisions of this Agreement. If a satisfactory settlement is not effected with the foreman within three (3) working days, the Shop Steward and the employee shall submit such grievance, in writing, to the Union's Business Representative.

                  Step Two. The Business Representative shall then take the matter up with a representative of the Employer with authority to act upon such grievance. A decision must be made within five (5) working days.

                  Step Three. In order for the grievance to be considered further, it must be appealed by written notice given the Warehouse Manager by the Business Agent of the Union within ten (10) days of the date the Warehouse Manager's answer is given in Step Two. Within fifteen (15) days following such written notice, the Employer and the Union, by their representatives designated for this purpose, shall try to mutually agree upon a single Impartial Arbitrator to hear and determine the matter. Failing mutual agreement within such period, the Employee and the Union shall address a joint request to the Federal Mediation and Conciliation Service to furnish a list of seven (7) competent arbitrators. The Union Representative shall strike three (3) names from such list whereupon the Employer Representative shall strike three (3) of the remaining names. The seventh (7th) individual not so stricken shall be the Impartial Arbitrator to hear and determine the matter. Expenses and fees incident to service of the Arbitrator shall be shared equally by the Employer and the Union.

                  The award of the Arbitrator on any matter properly before him under this Agreement shall be final and binding. The Arbitrator shall have no authority to add to, detract from or to alter any of the provisions of this Agreement.

                  Awards of the Arbitrator may or may not be retroactive as the equities of particular cases may demand, but the following limitations shall be observed in any case where the Arbitrator's award is retroactive.

                  The effective date for adjustment of grievances relating to:

                  (1) Seniority cases shall be the date of the occurrence or nonoccurrence of the event upon which the grievance is based, but in no event earlier than thirty (30) days prior to the date on which the grievance is filed.

                  (2)  Rates  of  pay  (other  than  new  or  changed   jobs  or
incentives), overtime, holidays, allowed time and vacations shall be the date of the occurrence or nonoccurrence of the event upon which the grievance is based.

                  (c) General Provision Relating To Grievance Procedure. In the event no appeal is taken at any one of the several steps in the manner or within the time specified herein, then the grievance shall be considered settled on the basis of the last decision given, and shall not be subject to further appeal or processing. Grievances shall be discussed promptly at a time mutually satisfactory to the parties.

                  (d) Power and Authority of Arbitrator. The power and authority of the Arbitrator shall be strictly limited to determining the meaning and interpretation of the explicit terms of this Agreement as herein expressly set forth. He shall not have authority to add to, subtract from, alter or modify any of said terms or to limit or impair any right that Article IX reserves to Management or to establish or change any wage or rate of pay.


                                   ARTICLE XII

                                  SHOP STEWARDS

                  (a) The Employer recognizes the right of the Union to designate Shop Stewards and Alternates.

                  (b) Stewards shall be permitted to investigate, present and process grievances on or off the property of the Employer without loss of pay or time. Such time spent in handling grievances shall be considered working hours in computing daily and/or weekly overtime. Stewards shall not be entitled to more than one (1) hour per grievance.



                                  ARTICLE XIII

                              PROTECTION OF RIGHTS
                  (a) Picket Lines. It shall not be a violation of this Agreement, and it shall not be cause for discharge or disciplinary action in the event an employee refuses to enter upon any property involved in a primary labor dispute or refuses to go through or work behind any primary picket line, including the primary picket line of Union's party to this Agreement, and including primary picket lines at the Employer's place of business.



                                   ARTICLE XIV

                                LEAVE OF ABSENCE

                  (a) Any employee desiring a leave of absence from his employment shall secure written permission from both the Union and the Employer. The maximum leave of absence shall be for ninety (90) days and may be extended for like periods. Permission for same must be secured from both the Union and the Employer. During the period of absence, the employee shall not engage in gainful employment in the same industry. Failure to comply with this provision shall result in the complete loss of seniority rights for the employees involved.

                  (b)  The  employee   must  make  suitable   arrangements   for
continuation of the Insurance Payments before the leave may be approved by either the Local Union or the Employer.

                  (c) The Employer shall provide for family and medical leaves consistent with the Family and Medical Leave Act.



                                   ARTICLE XV

                 ALLOWANCE FOR TIME OFF FOR DEATH IN THE FAMILY

                  (a) In the event of death in the immediate family of an employee (parents, children, brothers, sisters, present spouse present mother-in-law, present father-in-law and grandparents of the employee), the employee shall be entitled to time off with pay at his regular basic rate for a period not to exceed three (3) consecutive calendar days starting with the day following the death and, if the death should occur while the employee is at work, the balance of the employee's scheduled workday, to arrange the affairs of the deceased and attend the funeral. In the event of the death of a grandparent of present spouse, an employee shall be granted the day of the funeral off with pay, provided the employee attends the funeral. To be entitled to such allowance, the employee must notify the Employer as promptly as possible of the days on which he intends to be absent for this purpose.



                                   ARTICLE XVI

                           ALLOWANCE FOR JURY SERVICE

                  (a) An employee who has performed work in the two (2) day period previous to being called for jury service shall be excused from work for the days on which he serves and he shall receive for each such day of jury service on which he otherwise would have worked the difference between eight (8) times his average straight time hourly earnings as computed for holiday allowance and the payment he receives for jury service, however, Employer compensated service shall be limited to a maximum of ten (10) days per calendar year. The employee will present proof of service and the amount of pay received therefor.



                                  ARTICLE XVII

                         RESPONSIBILITIES OF THE PARTIES

                  (a) Each of the parties hereto acknowledges the rights and responsibilities of the other party and agrees to discharge its responsibilities under this Agreement.

                  (b) The Union (its officers and representatives at all levels) and all employees are bound to observe the provisions of this Agreement. The Employer (its officers and representatives at all levels) is bound to observe the provisions of this Agreement. In addition to the responsibilities that may be provided elsewhere in this Agreement, the following shall be observed:

                  (1) There shall be no intimidation or coercion of employees into joining the Union or continuing membership therein.

                  (2) There shall be no Union activity on Employer time.

                  (3) There shall be no strikes, work stoppages or interruption or impeding of work nor shall the Employer be obligated to bargain with the Union concerning employees engaged in such activities so long as they continue. No officer or representative of the Union shall authorize, instigate, aid or condone any such activities. Any employee participating in any such activity may be disciplined or discharged by the Employer.

                  (4) The applicable procedures of this Agreement will be followed for the settlement of all grievances.

                  (5) There shall be no interference with the right of the employees to become or continue to be members of the Union.

                  (6) There shall be no discrimination, restraint or coercion against any employee because of membership in the Union.

                  (7) It is the continuing policy of the Employer and the Union that the provisions of this Agreement shall be applied to all employees without regard to sex, race, color, religious creed, national origin or age.



                                  ARTICLE XVIII

                               GENERAL PROVISIONS

                  (a) The Employer agrees that it will not enter into any written or oral agreement with any employees covered by this Agreement which is inconsistent with or which in any way may modify or waive any of the provisions of this Agreement.

                  (b) The Employer agrees that it will not hold any of its employees who are covered by this Agreement financially responsible for any damages resulting from any accident that may occur in the line of duty or require said employees to contribute to any fund to pay for damages done to equipment while working.

                  (c) If uniforms are required by the Employer, the Employer will furnish them without cost to the employees. Such uniform shall bear the Union Label and shall be kept in good condition and replaced from time to time by the Employer.

                  (d) The Employer shall make reasonable provisions for the safety of its employees and will provide all protective and safety devices necessary without cost to the employees.

                  (e) The Union will use its efforts to see that all employees covered by this Agreement obey all reasonable rules and regulations of employment which are consistent with this Agreement.

                  (f) In  the  event  that  the   Employer  introduces  new  job
classifications, the wage rates and working conditions of such new job classifications shall be subject to negotiations between the parties.

                  (g) Authorized agents of the Union shall have access to the Employer's establishment during working hours for the purpose of adjusting disputes, investigating working conditions, collection of dues and ascertaining that the Agreement is being adhered to, provided, however, that there is no interruption of the Employer's working schedule.

                  (h) The Employer agrees that it will not assign any unitwork to nonbargaining unit employees or supervisors, except as provided in Article III(f) and if the Union is unable to supply necessary personnel.

                  (i) Also, for the purpose of preserving work and job opportunities for the employees within the bargaining unit, the Employer agrees not to subcontract, lease, assign, transfer, in whole or in part, to any other nonbargaining unit employees without consent of the Local Union.

                  (j) Employees required to serve in summer duty shall lose no loss of pay; i.e., he shall be reimbursed the difference between what he received from Government and his regular pay. Also, the Employer is prohibited from applying this as vacation period.

                  (k) If either party desires, representatives of BT Office Products International and the Union will meet to discuss productivity and quality issues and their effect on the bonus program. Other labor management issues such as discipline and grievances will not be discussed. Meetings will be held at reasonable times on BT Office Products International premises so as not to interfere with operations. The Union and Company will each endeavor to make the meetings productive.



                                   ARTICLE XIX

                                    INSURANCE

                  (a) Effective March 2, 1992, and for the duration of this Agreement, the Employer will provide and pay the cost for the Keystone HMO Plan for all regular full-time employees who have successfully completed six (6) months of full-time service. Employees who wish to remain on the Blue Cross/Blue Shield Indemnity Plan will be required to pay the difference in premiums between that plan and the HMO plan. During the term of this Agreement, there will be no reduction of benefits. The Company shall have the right to change insurance carriers and benefit plans to maintain consistency with BT Office Products International benefit plans so long as employees receive the same benefits at the same cost as they enjoy under the BT OPI Blue Cross/Blue Shield Keystone Plan.

                  (b) The program shall be in substitution for any and all Insurance Benefits or Payments to or in behalf of Employee's death, accidental death and dismemberment, weekly sickness and accident, hospitalization, medical and surgical services provided by the Employer in whole or in part.

                  (c) In the event of a layoff of any regular full-time employees, the Employer will continue his insurance benefits only for the month of the layoff.

                  (d) It is intended by the Employer and the Union that the provisions for insurance benefits which are included in this program of insurance benefits shall comply with and be in substitution for provisions for similar benefits which are or shall be provided for by any law or laws.

                  (e) In the event of disabling illness or injury, the Employer agrees to continue the employee's insurance benefits for twelve (12) months beyond the month of which the employee is disabled.



                                   ARTICLE XX

                    PROFIT SHARING AND PAYROLL SAVINGS PLANS

                  (a) The existing 401(k) Savings Plans shall be continued during the term of this Agreement.



                                   ARTICLE XXI

                          CASUAL/NON-REGULAR EMPLOYEES

                  (a) It is agreed that the Employer may use  Casual/Non-Regular employees. When a Casual/Non-Regular employee works more than sixty (60) work days within a one hundred and twenty (120) work day period, the Casual/Non-Regular employee, on his/her sixty-first (61st) day, shall begin his/her probationary period subject to the probationary employee language of the Contract.

                  (b) Days worked during the months of January, July, August and December or in place of employees who are injured or otherwise unavailable, except for vacations and Holidays, will not count as days worked within any one hundred twenty (120) day period. None of the benefits or other provisions listed in this Agreement apply to Casual/Non-Regular employees unless they are specifically included.

                  (c) When the Employer has a need to fill a regular full-time position, the Employer will make that need known and fill the position as a full-time position. Casual status employees will not be used to delay the hiring of a full-time employee where the Company determines that there is a need for a full-time employee.

                                  ARTICLE XXII

                                   TERMINATION

                  (a) This Agreement shall continue in full force and effect from 12:01 a.m. March 1, 1998 until 11:59 p.m. January 15, 2002. The Agreement shall be automatically renewed from year to year thereafter without change until such time as at least sixty (60) days' notice in writing is given prior to the expiration date.

                  (b) IN WITNESS WHEREOF, each party has caused this Agreement to be executed by the hands of its proper officers and its corporate seal to be affixed hereto this 10th day of August, 1998.



FOR THE COMPANY:                                 FOR THE UNION:



                                                 -------------------------------
/s/ Joseph A. Aiello
______________________________                   President

Joseph A. Aiello
Vice President
                                                 -------------------------------

                                                 Vice President

------------------------------

                                                 -------------------------------

                                                 Secretary-Treasurer


                                                 /s/ Michael A. Ogden
                                                 -------------------------------
                                                 Michael A. Ogden
                                                 Business Agent

 Productivity            Cents/hr.             Error Rate             Cents/hr.

     24.0                  $0.05                  0.0024                $0.15
     24.5                   0.10                  0.0022                 0.20
     25.0                   0.15                  0.0020                 0.25
     25.5                   0.20                  0.0018                 0.27
     26.0                   0.25                  0.0016                 0.30
     26.5                   0.30                  0.0014                 0.32
     27.0                   0.35                  0.0012                 0.34
     27.5                   0.40                  0.0010                 0.35
     28.0                   0.45                  0.0008                 0.36
     28.5                   0.50                  0.0006                 0.37
     29.0                   0.55                  0.0004                 0.38
     30+                    0.60                  0.0002                 0.39
                                                  0.0000                 0.40

Premium Paid out per month for hours worked

Any ONE of the following will eliminate all monthly bonus:

                  1.       Productivity less than 22
                  2.       Error Rate above .0030